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                                                                   EXHIBIT 10.39


                             3DFX INTERACTIVE, INC.
                                  P.O. BOX 790
                          ALVISO, CALIFORNIA 95002-0790

                                  May 22, 2001

(Vendor)("CREDITOR" OR "YOU")
(Address_1)
(Address_2)
(City),(State)(Zip)
(Country)

Dear Creditor:

         At a special shareholders meeting held on March 27, 2001, 3dfx's shareholders approved proposals to liquidate, wind up and dissolve 3dfx Interactive, Inc. ("3dfx") pursuant to a plan of dissolution and to sell some of 3dfx's assets to an affiliate of NVIDIA Corporation ("NVIDIA") pursuant to an asset purchase agreement (the "NVIDIA Sale").

         AS REQUIRED BY CALIFORNIA LAW, 3dfx IS HEREBY NOTIFYING YOU THAT IT HAS ELECTED TO WIND UP ITS AFFAIRS AND VOLUNTARILY DISSOLVE IN ACCORDANCE WITH CHAPTER 19 OF THE CALIFORNIA GENERAL CORPORATION LAW, AND IS NOW IN THE PROCESS OF WINDING UP ITS AFFAIRS IN THE MANNER REQUIRED BY LAW AND AS PRESCRIBED UNDER THE PLAN OF DISSOLUTION.

         3dfx recently made initial payments to creditors who chose to sign the Terms of Settlement and Release sent to creditors in February 2001. The final payment will be made to them as soon as 3dfx receives up to an additional $25 million from nVidia. In order to receive this additional payment, 3dfx must certify to nVidia that it will be able to satisfy all its liabilities upon receipt of the additional payment. To do this we resolve several items in litigation, terminate a number of long term real estate leases, and dispose of our subsidiaries in Northern Ireland and Mexico. We cannot estimate if or when this may occur. Some creditors asked us to pay a higher amount than that offered in exchange for an immediate full settlement. We offered to pay 70% of the total owed for a full release to those creditors who did not wish to wait for the final payment in full. We want to extend this same offer to our other creditors.

         Our records reflect that 3dfx owes you an aggregate amount of $_____________ (the "Amount Owed"), which is the principal amount owed for goods and services provided by you, but does not include any interest, penalties, costs or attorney's fees. If you agree that this is the amount owed to you, then you should review the "Full and Final Release and Settlement" attached, and if it is acceptable to you, countersign it and return it to the address indicated below and you will receive an immediate and final payment for 70% of the Amount Owed, or $__________ (the "Final Settlement Amount"). We will cut and mail checks to creditors who sign this agreement on the Friday following receipt of the signed Full and Final Release and Settlement. If you do not agree that the Amount Owed is correct, please let us know so that we may make the necessary adjustments to the records so that they are in agreement and we can prepare a corrected .

         If you agree to accept immediate payment of the Final Settlement Amount as the final and total amount to be paid you by 3dfx and its subsidiaries, then please read the following Full and Final Release and Settlement carefully, countersign and return it to 3dfx at:

                             3DFX INTERACTIVE, INC.
                                  P.O. Box 790
                          Alviso, California 95002-0790


Sincerely yours,



Richard A. Heddleson, Chief Financial Officer of 3dfx Interactive, Inc.
President of STB Systems, Inc. and other 3dfx subsidiaries


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April ___, 2001
Page 2



                             3DFX INTERACTIVE, INC.

                      FULL AND FINAL RELEASE AND SETTLEMENT

                  The undersigned creditor ("Creditor"), on its own behalf and on behalf of its subsidiaries, affiliates, predecessors and successors (together, the "Releasing Parties"), agrees to accept $ _________ (the "Final Settlement Amount") in full, final, and complete satisfaction of all past, present or future claims of the Releasing Parties against 3dfx Interactive, Inc. ("3dfx") and its subsidiaries, affiliates, predecessors, successors, officers, directors, employees, agents, and attorneys (together, the "Released Parties"), whether known or unknown, asserted or unasserted, and waives and releases any and all related claims including claims for penalties, interest, costs, disbursements or attorneys fees related in any way to the claims of the Releasing Parties against the Released Parties. The Releasing Parties acknowledge that they have had the opportunity to be advised by legal counsel, and that they are familiar with the provisions of the California Civil Code
         Section 1542 which provides as follows:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The Releasing Parties, being aware of the above Code Section, hereby expressly, knowingly and intentionally waive any rights any of them may have thereunder, as well as under any other statute or common law principles of similar effect and agree that this Full and Final Release and Settlement expressly supersedes any and all prior written or oral agreements with any of the Released Parties.

         AS YOUR AGREEMENT WITH THE TERMS OF THIS FULL AND FINAL RELEASE AND SETTLEMENT ABOVE MAY COMPROMISE THE AMOUNT YOU BELIEVE THAT 3dfx OWES TO YOU, YOU ARE URGED TO CONSULT WITH AN ATTORNEY OF YOUR CHOICE TO ADVISE YOU OF THE EFFECT OF YOUR EXECUTION OF THIS FULL AND FINAL RELEASE AND SETTLEMENT.

THE UNDERSIGNED CREDITOR OF 3dfx INTERACTIVE, INC. AND/OR ONE OR MORE OF ITS SUBSIDIARIES (INCLUDING STB SYSTEMS, INC.) DOES HEREBY ACKNOWLEDGE AND AGREE TO ALL OF THE TERMS SET FORTH IN THIS FULL AND FINAL RELEASE AND SETTLEMENT.

(Vendor)
--------------------------------            -----------------------------------
Name of Creditor                            Date

--------------------------------            -----------------------------------
Signature of Authorized Person              Title of Authorized Person

This Full and Final Release and Settlement shall become effective when countersigned below:


-----------------------------------------------------
Richard A. Heddleson, Chief Financial Officer of 3dfx Interactive, Inc.
President of STB Systems, Inc. and other 3dfx subsidiaries